EXHIBIT 99.1

Adams Golf Announces Record Sales Results for First Quarter 2012

PLANO, Texas, May 11, 2012 (GLOBE NEWSWIRE) -- Adams Golf (Nasdaq:ADGF) today reported record net sales of $37.8 million for the three months ended March 31, 2012, as compared to $30.2 million for the three months ended March 31, 2011, an increase of 25% year-over-year. Adams Golf recorded a net profit of $5.4 million, or $0.66 per fully diluted share, for the three months ended March 31, 2012, as compared to $4.0 million, or $0.50 per fully diluted share, for the comparable period of 2011.

"We are excited about our strong start to 2012 and the continued brand momentum," said Mr. Barney Adams, Interim CEO of Adams Golf. "Our Q1 results benefited from our ability to grow our brand and our business, both domestically and internationally, our great product offering and technology especially Velocity Slot technology in our fairway woods and hybrids."

"During the first quarter:

  Revenues from our domestic business grew 25% for the first quarter 2012 as compared to the first quarter 2011, reflecting both market share and distribution gains.
  International growth continues to be a key objective for our company and we perceive this as an area of strong future growth potential. During Q1 this year, our international revenues increased 24% over first quarter 2011.
  Our financial position and balance sheet remain in excellent shape. As of March 31, 2012, our net working capital increased to $56.6 million from $48.8 million at March 31, 2011 and our total net assets book value increased to $68.2 million, or $8.53 per share (calculated as total assets less total liabilities divided by outstanding shares).
  We continued to strengthen our brand through tour exposure and sustained our position as the # 1 hybrid on the PGA, Nationwide and Champions tours combined.
  We were encouraged with the market response to our current product offerings, especially the Speedline Fast 12 woods, the XTD fairway and Super XTD hybrid along with the Idea a12OS iron product lines, all of which are experiencing success in the marketplace. Our continued success with the Velocity Slot Technology incorporated into our 2012 fairway woods and hybrids is yielding market share growth.
  Independent market research from Golf Datatech shows that over the last year: our overall brand rating was at an all-time high, purchase interest in our products continued to increase, and we have increased our lead as the perceived leader in hybrid technology."

"In summary, we are encouraged with our Q1 results and our progress on brand and business development. We are excited about the many opportunities of future growth of the company," concluded Mr. Adams.

About Adams Golf

Developing high-performance and technologically innovative golf products is the cornerstone of Adams Golf. From initial design, through manufacturing and servicing, Adams Golf is committed to helping golfers of all abilities enjoy the game of golf. For more information on Adams Golf, please visit www.adamsgolf.com or view prior press releases at http://www.adamsgolf.com/news.htm.

The Adams Golf logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5031

Forward-Looking Statements

This press release contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, our ability to continue manufacturing products that are commercially acceptable to consumers, planned product launches and international growth, our ability to operate profitably and protect our financial condition and statements using terminology such as "may," "would," "expect," "intend," "estimate," "anticipate," "plan," "seek," "inevitably," "appears," or "believe." Such statements reflect the current view of Adams Golf with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the following: the impact of changing economic conditions; product development difficulties; assembly difficulties; competing product introductions; patent infringement risks; our ability to protect our intellectual property rights; market demand and acceptance of products; the success of our marketing strategy both domestically and internationally; our dependence on a limited number of customers; business conditions in the golf industry; reliance on third parties, including suppliers; the actions of competitors, including pricing, advertising and product development risks concerning future technology; the management of sales channels and re-distribution both domestically and internationally; and one-time events and other factors detailed under "Risk Factors" in our most recent Form 10-K and other filings we have made with the Securities and Exchange Commission. These filings can be obtained by contacting Adams Golf Investor Relations or visiting the SEC's website at www.sec.gov.

Although Adams Golf believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Adams Golf undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. All subsequent written and oral forward-looking statements attributable to Adams Golf or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

ADAMS GOLF, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share amounts)
ASSETS
	March 31, 2012	December 31, 2011
	(unaudited)
Current assets:
Cash and cash equivalents	$ 8,415	$ 18,216
Trade receivables, net of allowance for doubtful accounts of $2,218 (unaudited) and $2,172 at March 31, 2012 and December 31, 2011, respectively	38,354	16,786
Inventories, net	23,645	26,480
Prepaid expenses	209	209
Deferred tax asset, net –current	1,609	1,962
Other current assets	2,550	3,274
Total current assets	74,782	66,927

Property and equipment, net	901	946
Deferred tax asset, net – non current	9,315	11,245
Other assets, net	1,382	1,423
	$ 86,380	$ 80,541

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 2,812	$ 7,363
Accrued expenses and other current liabilities	15,387	10,788
Total liabilities	18,199	18,151

Stockholders' equity:
Preferred stock, $0.01 par value; authorized 1,250,000 shares; none issued	----	----
Common stock, $0.001 par value; authorized 12,500,000 shares; 8,406,448 and 8,218,726 shares issued and 7,995,511 and 7,807,789 shares outstanding at March 31, 2012 (unaudited) and December 31, 2011, respectively	8	8
Additional paid-in capital	95,481	95,291
Accumulated other comprehensive income	2,943	2,727
Accumulated deficit	(25,497)	(30,882)
Treasury stock, 410,937 common shares at March 31, 2012 and December 31, 2011, at cost	(4,754)	(4,754)
Total stockholders' equity	68,181	62,390

	$ 86,380	$ 80,541

ADAMS GOLF, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts) (unaudited)

	Three Months Ended
	March 31,
	2012	2011

Net sales	$ 37,799	$ 30,186
Cost of goods sold	20,157	16,030
Gross profit	17,642	14,156

Operating expenses:
Research and development expenses	755	699
Selling and marketing expenses	7,306	6,586
General and administrative expenses	1,767	2,751
Total operating expenses	9,828	10,036
Operating income	7,814	4,120

Other expense:
Interest expense, net	(7)	(14)
Other income (expense), net	(5)	(1)

Income before income taxes	7,802	4,105
Income tax expense	2,417	66
Net income	$ 5,385	$ 4,039

Net income per common share - basic	$ 0.68	$ 0.53
- diluted	$ 0.66	$ 0.50

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (in thousands) (unaudited)
	Three Months Ended March 31,
	2012	2011
Comprehensive income:
Net income	$ 5,385	$ 4,039
Foreign currency translation	216	360
Comprehensive income	$ 5,601	$ 4,399
CONTACT: Pamela High
         Chief Financial Officer
         Adams Golf
         (972) 673-9000
         InvestorInfo@adamsgolf.com